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                                                                   EXHIBIT 10.15



                                MCN ENERGY GROUP
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                    (AS RESTATED EFFECTIVE FEBRUARY 28, 2001)









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                                TABLE OF CONTENTS

         SECTION                                                                                               PAGE
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
SECTION 1 - DEFINITIONS.........................................................................................  1

                      1.01.         "Account"...................................................................  1
                      1.02.         "Additional Pension Plan Benefit"...........................................  1
                      1.03.         "Additional Savings Plan Benefit"..... .....................................  2
                      1.04          "Affiliated Employer........................................................  2
                      1.05.         "Anniversary Date"..........................................................  2
                      1.06.         "Annual Base Salary"........................................................  2
                      1.07.         "Annual Incentive Compensation".............................................  2
                      1.08.         "Beneficiary"...............................................................  2
                      1.09.         "Benefit Agreement".........................................................  3
                      1.10.         "Board of Directors"........................................................  3
                      1.11.         "Code"......................................................................  3
                      1.12.         "Committee".................................................................  3
                      1.13.         "Company"...................................................................  3
                      1.14.         "Deferral"..................................................................  3
                      1.15.         "Deferral Period"...........................................................  3
                      1.16.         "Disability.................................................................  3
                      1.17.         "Effective Date"............................................................  3
                      1.18.         "ERISA" ....................................................................  3
                      1.19.         "Executive" ................................................................  3
                      1.19.         "Executive".................................................................  4
                      1.20.         "In Pay Status".............................................................  4
                      1.21.         "Leave".....................................................................  4
                      1.22.         "Participant"...............................................................  4
                      1.23.         "Pension Plan"..............................................................  4
                      1.24.         "Plan"......................................................................  4
                      1.25.         "Plan Interest Rate"........................................................  4
                      1.26.         "Plan Year".................................................................  4
                      1.27.         "Post-Retirement Survivor Benefit"..........................................  4
                      1.28.         "Pre-Retirement Survivor Benefit"...........................................  4
                      1.29.         "Retirement Date"...........................................................  4
                      1.30.         "Retirement Income Benefit".................................................  4
                      1.31.         "Savings Plan"..............................................................  5
                      1.32.         "Social Security Wage Base".................................................  5
                      1.33.         "Spouse"....................................................................  5

SECTION 2 - PARTICIPATION.......................................................................................  5

                      2.01.         Commencement of Participation...............................................  5



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
         SECTION                                                                                               PAGE
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

                      2.02.         Deferrals...................................................................  5
                      2.03.         Election of Deferral........................................................  5
                      2.04.         Forgo Deferral for a Plan Year..............................................  6
                      2.05.         Increased Deferral..........................................................  6
                      2.06.         Establishment of Account....................................................  6
                      2.07.         Interaction with Other Plans................................................  7

SECTION 3 - FUNDING OF BENEFITS.................................................................................  7

                      3.01.         Unfunded Plan...............................................................  7
                      3.02.         Interest....................................................................  7


SECTION 4 - CLAIMS PROCEDURE....................................................................................  8

                      4.01.         Benefit Claims Procedure....................................................  8
                      4.02.         Appeals Procedure...........................................................  8

SECTION 5 - RETIREMENT INCOME BENEFITS..........................................................................  9

                      5.01.         Normal Retirement Benefit...................................................  9
                      5.02.         Termination Benefit......................................................... 10
                      5.03.         Disability.................................................................. 11
                      5.04.         Revocation of Designation as Executive...................................... 11
                      5.05.         Hardship Withdrawal Benefits................................................ 12

SECTION 6 - PRE-RETIREMENT SURVIVOR BENEFITS.................................................................... 12

                      6.01.         Pre-Retirement Survivor Benefit............................................. 12
                      6.02          Proof of Insurability....................................................... 13
                      6.03.         Exclusion for Suicide or Self-Inflicted
                                    Injury...................................................................... 14

SECTION 7 - POST-RETIREMENT SURVIVOR BENEFITS................................................................... 14

SECTION 8 - VESTING OF BENEFITS................................................................................. 14

SECTION 9 - ADDITIONAL PROVISIONS AFFECTING BENEFITS............................................................ 14

                      9.01.         Benefit Agreement........................................................... 14




                                       ii
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
         SECTION                                                                                               PAGE
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

                      9.02.         Leave of Absence............................................................ 15
                      9.03.         Alternative Forms of Benefit................................................ 15
                      9.04.         Tax Withholding............................................................. 15

SECTION 10 - ADMINISTRATION OF THE PLAN......................................................................... 15

                      10.01.        Duties and Power............................................................ 15
                      10.02.        Benefit Statements.......................................................... 15

SECTION 11 - AMENDMENT, SUSPENSION, AND TERMINATION............................................................. 15

                      11.01.        Right to Amend or Terminate................................................. 15
                      11.02.        Right to Surrender.......................................................... 15
                      11.03.        Non-ERISA Plan.............................................................. 16
                      11.04.        Right to Accelerate......................................................... 16

SECTION 12 - MISCELLANEOUS...................................................................................... 17

                      12.01.        Right to Continued Employment............................................... 17
                      12.02.        Prohibition Against Alienation.............................................. 17
                      12.03.        Sayings Clause.............................................................. 17
                      12.04.        Payment of Benefit of Incompetent........................................... 17
                      12.05.        Spouse's Interest........................................................... 17
                      12.06.        Successors.................................................................. 18
                      12.07.        Gender, Number and Heading.................................................. 18
                      12.08.        Legal Fees and Expenses..................................................... 18
                      12.09.        Choice of Law............................................................... 18
                      12.10.        Affiliated Employees........................................................ 18

SECTION 13 - CHANGE IN CONTROL PROVISIONS....................................................................... 18

                      13.01         General..................................................................... 18
                      13.02         Transfer to Rabbi Trust..................................................... 18
                      13.03         Lump Sum Payments........................................................... 19
                      13.04         Joint and Several Liability................................................. 19
                      13.05         Dispute Procedures.......................................................... 19
                      13.06         Definition of Change in Control............................................. 20




                                      iii
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Historical Background







                                       iv
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                                MCN ENERGY GROUP
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                    (as restated effective February 28, 2001)

         MCN Energy Group Inc., a Michigan corporation (hereinafter referred to as "MCN" or the "Company"), has adopted the MCN Energy Group Executive Deferred Compensation Plan (hereinafter referred to as the "Plan") to provide supplemental retirement income for certain Executives (hereinafter defined) and to provide a measure of security for certain Executives through the payment of death benefits to their Beneficiaries.

         The Company previously adopted the MCN Management Incentive Bonus Compensation Plan ("Incentive Plan") which permitted participants to defer awards made to them under the Incentive Plan. Effective as of January 1, 1990, deferrals under the Incentive Plan were discontinued and account balances under the Incentive Plan were transferred to the Plan.

         It is intended that this Plan provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA (hereinafter defined), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

                                    SECTION 1
                                   DEFINITIONS

         The following words and terms as used herein shall, unless the context clearly requires a different meaning, have the respective meanings hereinafter set forth.

         1.01. "Account" means the record maintained by the Company of each Participant's Deferrals, credited interest, Additional Pension Plan Benefit, Additional Savings Plan Benefit, transfers from the MCN Energy Group Mandatory Deferred Compensation Plan, transfers from the MCN Energy Group Long-Term Incentive Plan and distributions under the Plan.

         1.02. "Additional Pension Plan Benefit" means an additional benefit under this Plan, equal to the present value at the date of retirement under the qualified plan or other termination of employment of the difference between (1) the benefit that the Participant would have been entitled to receive under the Pension Plan if he had not elected to defer any amount under the Plan, and (2) the benefit that the Participant is entitled to receive under the Pension Plan.

         1.03. "Additional Savings Plan Benefit" means an additional monthly benefit under this Plan, equal to the amount of any Company matching contributions that would have been made on the Participant's deferred salary under the terms of the Savings Plan plus (i) for periods from January 1, 1990 to July 31, 1991, the income that would have been earned thereon based upon the Participant's investment elections and the terms of the Savings Plan, and (ii) for periods after July 31, 1991, interest based upon the Plan Interest Rate in effect for such period which should be added to the Participant's account.

         1.04 "Affiliated Employer" means any corporation while such corporation is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any other employing entity while such entity is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         1.05. "Anniversary Date" means any January 1 including or after the Effective Date.

         1.06. "Annual Base Salary" means annual base salary payable in the current Plan Year before any 401(k) deferral or cafeteria plan election and before any payroll deduction for taxes or any other purpose, but excluding any bonus, fringe benefit or other form of remuneration.

         1.07. "Annual Incentive Compensation" means the annual incentive plan cash compensation earned in the current Plan Year and payable in the subsequent Plan Year.

         1.08. "Beneficiary" means the person, persons or entity designated in writing by the Participant on forms provided by the Company to receive distribution of certain death benefits under the Plan in the event of the Participant's death. A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Committee, and such designation shall be effective upon receipt by the Committee. The designation of a Beneficiary other than the Participant's Spouse must be consented to in writing by the Spouse. If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant's death, any death benefits payable under the Plan shall be paid to the Participant's Spouse, if then living, and if the Participant's Spouse is not then living, to the Participant's estate.

         1.09. "Benefit Agreement" means the benefit agreement described in
Section 9.01 relating to a Participant's commitment to defer Annual Base Salary, as defined in Section 1.06, and/or Annual Incentive Compensation, as defined in
Section 1.07.

         1.10. "Board of Directors" means the MCN Board of Directors.

         1.11. "Code" means the Internal Revenue Code of 1986, as amended.

         1.12. "Committee" means the MCN Energy Group Inc. Master Trust, Retirement and Savings Plan Committee. The Committee is responsible for the administration of the Plan.

         1.13. "Company" means MCN Energy Group Inc., a Michigan corporation, its successors and assigns, and any direct or indirect subsidiary of MCN which has elected, with the consent of MCN, to participate in the Plan.

         1.14. "Deferral" means the portion of a Participant's Annual Base Salary and/or Annual Incentive Compensation that has been deferred in accordance with Section 2.03. Deferral amounts are retained by the Company as part of its general assets.

         1.15. "Deferral Period" means the period beginning with the date of the Participant's commencement of participation in the Plan and ending on the earlier of

                  (a) the fifth Anniversary Date after such date; or

                  (b) the Participant's Retirement Date, as defined in Section 1.29.

         1.16. "Disability" means the total and permanent inability, caused by disease or bodily injury and originating after his designation as a Participant, of an Executive to do substantially all the material duties of his regular job, except that

                  (a) after such inability has continued for two years, such Executive shall be considered to be suffering Disability only if he cannot work for pay or profit at another job for which he is reasonably fitted by education, training or experience; and

                  (b) such Executive shall be considered to be suffering Disability only for those periods during which he is not working for pay or profit.

         1.17. "Effective Date" means January 1, 1990 and each January 1 thereafter.

         1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.19. "Executive" means a management or highly compensated employee of the Company who has been specifically designated by the Chairman of the Board of Directors to be eligible for Plan participation. Such an employee shall remain an Executive so long as this designation is not revoked by the Chairman of the Board of Directors. Upon such revocation, the former Executive shall be entitled to receive only those benefits which have been vested.

         1.20. "In Pay Status" means, with respect to a benefit under the Plan, that a Participant or Beneficiary has met all of the requirements to receive such benefit and it is being paid or is about to be paid to such Participant or Beneficiary.

         1.21. "Leave" means any period during which an Executive who is employed by the Company immediately prior to the commencement thereof is absent from the Company pursuant to a leave of absence granted with the permission of the Company.

         1.22. "Participant" means an Executive who has made a written election to participate in the Plan in accordance with Section 2.01.

         1.23. "Pension Plan" means, with respect to a Participant, any Company-sponsored qualified defined benefit plan under which the Participant is eligible to participate.

         1.24. "Plan" means the MCN Energy Group Executive Deferred Compensation Plan, as described herein and as hereafter amended.

         1.25. "Plan Interest Rate" means the interest rate for the latest issue, as of the end of the previous month, of ten-year U.S. Treasury Notes, or such other rate as set by the Chairman of the Board of Directors.

         1.26. "Plan Year" means the period beginning January 1 and ending December 31 of each year (the calendar year).

         1.27. "Post-Retirement Survivor Benefit", as described in Section 7.01, means the benefit payable to the Beneficiary of a Participant who dies after the commencement of his Retirement Income Benefit.

         1.28. "Pre-Retirement Survivor Benefit", as described in Section 6.01, means the benefit payable to the Beneficiary of a Participant who dies prior to his Retirement Date.

         1.29. "Retirement Date" for a Participant covered by a Pension Plan means any normal or early retirement date specified in the Pension Plan, as defined in Section 1.23; and for a Participant covered by a Savings Plan, but not covered by a Pension Plan, means any normal or early retirement date specified in the Savings Plan, as defined in Section 1.31.

         1.30. "Retirement Income Benefit" means the retirement benefit described in Section 5.

         1.31. "Savings Plan" means, with respect to a Participant, any Company sponsored qualified defined contribution plan under which the Participant is eligible to participate.

         1.32. "Social Security Wage Base" means the maximum amount of wages subject to the old-age, survivor and disability portion of the Federal Insurance Contributions Act tax.

         1.33. "Spouse" means an individual who is legally married to a Participant under the laws of the state in which the Participant resides, on the day immediately preceding the Participant's date of death.

                                    SECTION 2
                                  PARTICIPATION

         2.01. Commencement of Participation. An Executive shall become a Participant hereunder upon execution of a Benefit Agreement by the Executive no later than (i) the October 30 prior to its Effective Date, or (ii) 30 days after an employee is designated an Executive. A properly executed Benefit Agreement shall be effective on the earlier of (i) January 1 immediately following the execution of the Benefit Agreement, or (ii) the first pay period that is 30 days after the employee is designated an Executive, and shall contain the items described in this Section and in Sections 5.01, 6.01 and 9.01. Subject to Sections 2.02, 2.04 and 2.05, the deferral election made in a Benefit Agreement shall be irrevocable.

         2.02. Deferrals. A Participant may continue to make the annual Deferral provided under Section 2.03 with respect to his Benefit Agreement until his designation as an Executive is revoked by the Chairman of the Board of Directors, he terminates employment with the Company, he receives a hardship withdrawal, or he revokes his Benefit Agreement after the completion of his Deferral Period.

         2.03. Election of Deferral. A Participant shall elect in his Benefit Agreement the annual Deferral that he will make for each Plan Year in which he is a Participant, in multiples of $1,000 except for the $3,000 minimum. Such annual Deferral shall not exceed 30% of Annual Base Salary and 100% of Annual Incentive Compensation less the Federal Insurance Contributions Act tax on the Annual Incentive Compensation and shall not be less than $3,000. An annual Deferral of Annual Base Salary cannot reduce the Participant's Annual Base Salary below the Social Security Wage Base for the Plan Year. An annual Deferral of Annual Incentive

Compensation shall be stated as a flat amount and shall not be greater than 100% of the Participant's current year Annual Incentive Compensation less the Federal Insurance Contributions Act tax on the Annual Incentive Compensation. A Participant's election shall be irrevocable during the Deferral Period, subject to Sections 2.02, 2.04 and 2.05. After a Participant's Deferral Period is completed, the Participant may elect on an annual basis, before October 30, whether he wishes to make a Deferral for the following Plan Year.

         2.04. Forgo Deferral for a Plan Year. A Participant may elect, no later than October 30 prior to its Effective Date, to forgo the Deferral for the remainder of the Deferral Period. This election cannot be made for the first year in the Deferral Period. If this election is made for a Plan Year, the Participant shall not be permitted to participate in the Plan for the two-year period beginning with the January 1 immediately following the election to forgo the Deferral. If the Participant thereafter elects to participate in the Plan, such Participant shall begin a new Deferral Period. If a Participant dies prior to his Retirement Date while employed by the Company and during a period that an election to forgo Deferral is in effect, the Participant's Beneficiary shall not be entitled to the Pre-Retirement Survivor Benefit under Section 6.01, but shall receive a lump sum distribution of an amount equal to the Participant's Account balance as of the Participant's date of death. Such lump sum payment shall be made not later than one hundred twenty (120) days after the Participant's date of death.

         2.05. Increased Deferral. A Participant may elect to increase the annual Deferral that he will make for each Plan Year in which he is a Participant by filing a new Benefit Agreement to that effect with the Committee. The amount of any such increase shall be in multiples of $1,000, and the increased annual Deferral shall not exceed the limits set forth in Section 2.03. Such election will be effective on the January 1 after the new Benefit Agreement is filed with the Committee. A Participant's election to increase the amount deferred in a Plan Year will not preclude the Participant from reducing the increased deferral in subsequent Plan Years. However, in no event may the Deferral in subsequent Plan Years of the Deferral Period be reduced to an amount less than the original annual Deferral amount.

         2.06. Establishment of Account. The Committee shall establish an Account for each Participant to which the Participant's Deferrals shall be credited, interest in accordance with Section 3.02 shall be credited, the Participant's account balance, if any, under the Incentive Plan shall be credited, the Additional Pension Plan Benefit shall be credited, the Additional Savings

Plan Benefit shall be credited, transfers from the MCN Energy Group Mandatory Deferred Compensation Plan and MCN Energy Group Long-Term Incentive Plan shall be credited and distributions shall be debited. A Participant's Deferrals shall be credited to his Account as of the date the Deferral would have been paid to the Participant. The Additional Pension Plan Benefit shall be credited to the Participant's Account as of (i) the date of the Participant's retirement under the qualified plan or other termination of employment for Participant's who have the traditional benefit option under the Pension Plan, and (ii) each December 31 for Participant's who have the cash balance option under the Pension Plan. The Additional Savings Plan Benefit shall be credited to the Participant's Account as of the end of each month for which the Participant makes a Deferral under the Plan. A Participant whose Account includes a transfer of assets from the Incentive Plan shall be treated as having satisfied a year of the Deferral Period for each of the Participant's years of participation in the deferral portion of the Incentive Plan.

         2.07. Interaction with Other Plans. A Participant's Deferral may result in a reduction of a Participant's benefit under the Pension Plan and the Savings Plan due to restrictions imposed by the IRS on qualified plans. In order to minimize the effect of this reduction, a Participant's Account shall be credited with an Additional Pension Benefit and an Additional Savings Plan Benefit.

                                    SECTION 3
                               FUNDING OF BENEFITS

         3.01. Unfunded Plan. The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Company's general assets. The Company shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, who shall have the status of a general unsecured creditor with respect to the Company's obligation to make benefit payments pursuant to the Plan. Any assets of the Company available to pay Plan benefits shall be subject to the claims of the Company's general creditors and may be used by the Company in its sole discretion for any purpose.

         3.02. Interest. Interest shall be credited and compounded to each Participant's Account, including that portion of the Account attributable to the benefit described in Section

2.07, on the last day of each month during each Plan Year based upon the Plan Interest Rate in effect for such Plan Year for so long as there remains an Account balance.


                                    SECTION 4
                                CLAIMS PROCEDURE

         4.01. Benefit Claims Procedure. All applications for benefits under the Plan shall be submitted to the Committee at the Company's principal place of business. Applications for benefits must be in writing and must be signed by the Participant or, in the case of a Pre-Retirement or Post-Retirement Survivor Benefit, by the Beneficiary or legal representative of the deceased Participant. In the event of a Participant's death, a certified copy of the death certificate will be required by the Committee. The Committee reserves the right to require that the Participant furnish proof of his age prior to processing any application. Each application shall be acted upon and approved or disapproved within ninety (90) days following its receipt by the Committee. In the event any application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth, in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

         4.02. Appeals Procedure. Any person whose application for benefits is denied in whole or in part may appeal such denial to the Committee by submitting a written statement to the Committee within ninety (90) days after receiving written notice from the Committee of the denial of the claim. A written statement should:

                  (a) request a review by the Committee of the application for benefits;

                  (b) set forth all of the grounds upon which the request for review is based and any facts in support thereof; and

                  (c) set forth any issues or comments that the applicant deems pertinent to his application.

         The Committee shall regularly review appeals applications submitted to it. The Committee shall act upon each appeal within sixty (60) days after receipt of the applicant's request for review by the Committee.


         The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Company in connection therewith and may require the Company or the applicant to submit such additional facts, documents, or other evidence as the Committee in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons.

         In the event that the Committee denies an application in whole or in part, the Committee shall give written notice of the Committee's decision to the applicant setting forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                                    SECTION 5
                           RETIREMENT INCOME BENEFITS

         5.01. Normal Retirement Benefit

                  (a) Each Participant who retires under the Pension or Savings Plan on his Retirement Date shall be entitled to a Retirement Income Benefit commencing on the first of the month following the month in which his Retirement Date occurs. The Participant's Retirement Income Benefit shall be paid, in accordance with the Participant's selection in his Benefit Agreement, either in monthly payments over a period not less than one year and not more than 15 years, or as a lump sum distribution of the Participant's Account. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January

1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance.

                  (b) A Participant's payment election may be changed at any time prior to being In Pay Status by the Participant submitting a new payment election to the Committee. However, any change received by the Committee less than twelve months prior to the Participant's Retirement Date shall post-pone any distribution from the Plan until a period of twelve months has elapsed.

                  (c) Nothwithstanding the Participant's payment election, if a Participant's Account is less than or equal to $5,000 as of the end of the quarter in which his Retirement Date occurs, the Participant's Account shall be paid in one lump sum.

                  (d) A Participant whose Deferral Period is less than five years may accelerate his Deferrals so that the sum of the Deferrals at the end of his Deferral Period is equal to five times his annual Deferral. This acceleration shall be effective beginning with the Plan Year following the year a new Benefit Agreement indicating an increased annual Deferral is filed with the Committee. The Participant's Retirement Income Benefit shall be paid in accordance with the Participant's selection in his Benefit Agreement.

         5.02. Termination Benefit.

                  (a) A Participant who terminates employment prior to retirement shall receive payment of the Participant's Account balance in accordance with the Participant's election on his Benefit Agreement, either in monthly payments over three (3) years or as a lump sum distribution. If no election is indicated on the Participant's Benefit Agreement for termination benefits, the Participant's termination benefit shall be paid to him in monthly payments over three (3) years beginning no later than one hundred twenty (120) days after termination of employment or revocation of designation as an Executive. The amount of the monthly payments shall be calculated to pay out over the three-year period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance. After receiving a termination benefit, neither the Participant, nor the Participant's Beneficiary shall be entitled to any further benefit hereunder.

                  (b) A Participant's termination payment election may be changed at any time prior to being In Pay Status by the Participant submitting a new payment election to the Committee. However, any change received by the Committee less than twelve months prior to the Participant's Retirement Date shall post-pone any distribution from the Plan until a period of twelve months has elapsed.

                  (c) Nothwithstanding the Participant's termination payment election, if a Participant's Account is less than or equal to $5,000 as of the end of the quarter in which his termination date occurs, the Participant's Account shall be paid in one lump sum.

         5.03. Disability. A Participant who has suffered a Disability shall be deemed to be an Executive during such period and shall continue to be eligible for Retirement Income Benefits under Section 5.01 without reduction and Pre-Retirement and Post-Retirement Survivor Benefits under Sections 6.01 and
7.01. If the Disability occurs within a Deferral Period, and the disabled Participant is determined by the Committee to be totally and permanently disabled prior to the completion of the Deferral Period, the Committee shall excuse him from making additional Deferrals under the applicable Benefit Agreement, or shall reduce the amount of his required Deferrals, but no amounts shall be credited to his Account with respect to such excused or reduced Deferral(s). For all other Plan purposes, a Participant whose Deferrals have been excused shall be deemed to have made all required Deferrals during his Deferral Period.

         5.04. Revocation of Designation as Executive. A Participant whose designation as an Executive is revoked prior to the Participant's retirement, death, termination or disability shall not be permitted to continue to make Deferrals under the Plan subsequent to the date of such revocation. However, all monies that are in the Participant's Account as of the date of revocation shall continue to be deferred in such Account until the Participant's retirement, death, termination or disability.

         5.04. Hardship Withdrawal Benefits. At any time prior to the commencement of Retirement Income Benefits hereunder, a Participant may request that the Committee make a distribution to him of all or part of his Account balance within 120 days. Such distribution shall be made only if the Committee determines that the Participant is suffering from a financial hardship that cannot be satisfied from his normal sources of income, and the distribution shall be limited to the amount required to meet the financial hardship. In making these determinations, the Committee shall utilize the regulations proposed or adopted by the U.S. Department of Treasury pursuant to Section 401(k) of the Code and the rules under the Savings Plan. A financial hardship shall be satisfied from
(i) the Plan; (ii) the Supplemental Savings Plan; (iii) the MCN Energy Group Long-Term Incentive Performance Share Plan; and (iv) finally from the Savings Plan. After receiving a hardship distribution, neither the Participant, nor his Beneficiary shall be entitled to any Pre-Retirement Survivor Benefit hereunder unless the Participant completes two years of participation after the hardship distribution, in which event the Pre-Retirement Survivor Benefit shall be based solely on Deferrals after the hardship distribution. If a Participant dies during the two years of participation after the hardship distribution, the Pre-Retirement Survivor Benefit shall be computed as provided in Section 6.01, except that the projection forward shall include hypothetical annual Deferrals equal to zero.

                                    SECTION 6
                        PRE-RETIREMENT SURVIVOR BENEFITS

         6.01. Pre-Retirement Survivor Benefit. Except as provided in Sections 2.04, 5.04 and 6.02, if a Participant dies prior to his Retirement Date while employed by the Company, his Beneficiary shall be entitled to receive an amount equal to the present value, at the Participant's date of death, of the Participant's Account balance projected forward to his Normal Retirement Date. This projection forward will be accomplished by crediting to his Account balance as of his date of death the amount of a hypothetical Deferral equal to the average of the Participant's annual Deferrals for the five years immediately preceding the Participant's death for the year of the Participant's death and for all subsequent years through and including the year in which the Participant's Normal Retirement Date falls and crediting interest on the Account balance and any subsequent hypothetical Deferrals at the Plan Interest Rate in effect on his date of death in order to arrive at the projected value of his Account balance as of the Participant's Retirement Date. If the Participant did not participate in the Plan for five years preceding the year of death, the average will be computed based on a numerator equal to the total deferral election in effect for the Deferral Period in which death occurred and a denominator equal to five. This projected Account balance then will be converted to its present value on the Participant's date of death using 70% of the ten-year U.S. Treasury Note interest rate on the latest date such notes were issued before the Participant's date of death. The pre-retirement survivor benefit shall be paid in accordance with the Participant's selection in his Benefit Agreement, either in monthly payments over a period not less than one year and not more than 15 years, or as a lump sum distribution. The payment option selected by the Participant on his Benefit Agreement may be changed at any time by the Participant submitting a new payment selection to the Committee, but a change shall be effective only if it is received by the Committee at least 12 months before payments under the Plan commence.

         Notwithstanding the foregoing, the Chairman of the Board of Directors may, at the time of declaring the Executive eligible, designate an Executive to be eligible only for Retirement Income Benefits and not the Pre-Retirement Survivor Benefit. In the event of such a designation, the beneficiary of such an Executive shall not receive any Pre-Retirement Survivor Benefit under this Section.

         6.02 Proof of Insurability. If a new Participant is uninsurable, or does not cooperate in the application for life insurance, such Participant's Beneficiary shall not be entitled to receive a Pre-Retirement Survivor Benefit under Section 6.01. The Beneficiary of such a Participant shall receive a distribution of an amount equal to the Participant's Account balance as of the Participant's date of death. Such distribution shall be paid in accordance with the Participant's selection on his Benefit Agreement, either in monthly payments over a period not less than one year and not more than 15 years, or as a lump sum distribution.

         If a Participant, who was insurable at the time participation in the Plan commenced, elects to increase his Deferral, such increase shall not be reflected in computing the Pre-Retirement Survivor Benefit under Section 6.01 if the Participant became uninsurable prior to electing the increased Deferral or does not cooperate in the application for life insurance.

         6.03. Exclusion for Suicide or Self-Inflicted Injury. Notwithstanding any other provision of the Plan, no Pre-Retirement Survivor Benefits in excess of a Participant's Account balance as of his date of death shall be paid to any Participant or Beneficiary in the event the Participant dies as the result of suicide or self-inflicted injury within two years after January 1 of the first year of participation.

                                    SECTION 7
                        POST-RETIREMENT SURVIVOR BENEFITS

         The Beneficiary of a Participant who dies after commencement of his Retirement Income Benefit shall be entitled to continue to receive the Retirement Income Benefit payments being made to the Participant under Section
5.01 for the remainder of the period over which benefits were being paid to the deceased Participant.

                                    SECTION 8
                               VESTING OF BENEFITS

         A Participant shall be 100% vested in his benefits under the Plan at all times except as set forth in Sections 5.02, 6.01, 6.02, 6.03, 9.02, 9.03, 11.02, 11.03 and 11.04. A Participant shall rank as an unsecured creditor of the Company for all benefits under the Plan.

                                    SECTION 9
                    ADDITIONAL PROVISIONS AFFECTING BENEFITS

         9.01. Benefit Agreement. The Committee shall provide to each Executive a form of Benefit Agreement with respect to each Deferral Period for which the Committee will permit the Executive to make Deferrals. The Benefit Agreement shall set forth the Executive's acceptance of the benefits provided hereunder, his agreement to be bound by the terms of the Plan, and such other matters as are set forth in this Plan or deemed advisable by the Committee.

         9.02. Leave of Absence. An Executive who is on Leave, with or without salary, for a period of not more than one year, shall be deemed to be an Executive employed by the Company during such Leave. An Executive who is on Leave without salary for a period in excess of one year shall forfeit his Pre-Retirement Survivor Benefit and shall not be entitled to any Pre-Retirement Survivor Benefit hereunder unless the Participant completes five years of participation after such leave in which event the Pre-Retirement Survivor Benefit shall be based solely on Deferrals after the Leave.

         9.03. Alternative Forms of Benefit. The Committee in its sole discretion, at the written request of the recipient submitted to the Committee no later than 12 months prior to the commencement of benefit distributions to the recipient, may elect to pay the Participant, Spouse or Beneficiary an actuarially equivalent lump-sum, annuity or other form of benefit that it deems appropriate in lieu of the form of benefit otherwise provided in Sections 5, 6 or 7.

         9.04. Tax Withholding. Benefit payments hereunder shall be subject to applicable federal, state or local tax withholding laws.

                                   SECTION 10
                           ADMINISTRATION OF THE PLAN

         10.01. Duties and Power. The Committee shall be responsible for the general administration of the Plan and the proper execution of its provisions. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising thereunder. It shall maintain all necessary books of accounts and records. It shall have power to establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right to remedy ambiguities, inconsistencies and omissions (provided such rules and regulations are uniformly applied to all persons similarly situated). Any action that the Committee is required or authorized to take shall be final and binding upon each and every person who is or may become a Plan Participant or Beneficiary. The Committee may amend this Plan to comply with changes to the Code, so long as the amendment does not materially increase the cost of maintaining the Plan or change benefits to Participants or Beneficiaries.

         10.02. Benefit Statements. No later than 120 days after the end of each Plan Year, the Committee will provide each Participant with a statement setting forth the Participant's Account balance as of the last day of the immediately preceding Plan Year.

                                   SECTION 11
                     AMENDMENT, SUSPENSION, AND TERMINATION

         11.01. Right to Amend or Terminate. The Plan may be amended or terminated by the Board of Directors at any time. Such amendment or termination may modify or eliminate any benefit hereunder except that such amendment or termination shall not affect the rights of Participants or Beneficiaries to the vested portion of a Participant's Account as of the date of such amendment or termination.

         11.02. Right to Suspend. If the Board of Directors determines that payments under the Plan would have a material adverse affect on the Company's ability to carry on its business, the Board of Directors may suspend such payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year. The Company shall pay such suspended payments in a lump sum immediately upon the expiration of the period of suspension.

         11.03. Non-ERISA Plan. The Plan is intended to provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from Sections 2, 3 and 4 of Title 1 of ERISA. Accordingly, the Plan shall terminate and existing Account balances and other benefits In Pay Status shall be paid in a single, actuarially equivalent lump-sum and no further benefits, vested or non-vested, shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

         11.04. Right to Accelerate. The Board of Directors in its sole discretion may accelerate all vested benefits upon termination of the Plan, and pay such benefits in a single, actuarially equivalent lump sum.

                                   SECTION 12

                                  MISCELLANEOUS

         12.01. Right to Continued Employment. Nothing in the Plan shall be construed as giving any person employed by the Company the right to be retained in the Company's employ. The Company expressly reserves the right to dismiss any person at any time, with or without cause, without liability for the effect that such dismissal might have upon him as a Participant in the Plan.

         12.02. Prohibition Against Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.

         12.03. Sayings Clause. If any provision of this instrument shall be finally held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         12.04. Payment of Benefit of Incompetent. In the event the Committee finds that a Participant, former Participant, or Beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefor by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any person found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefor.

         12.05. Spouse's Interest. The interest in the benefits hereunder of a Spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner including but not limited to such Spouse's will, nor shall such interest pass under the laws of intestate succession.

         12.06. Successors. In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company under this Plan shall continue and be binding upon the Company and its successors.

         12.07. Gender, Number and Heading. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

         12.08. Legal Fees and Expenses. The Company shall pay all legal fees and expenses that a Participant may incur as a result of the Company contesting the validity, enforceability, or the Participant's interpretation of, or determinations under this Plan, other than Section 5.04.

         12.09. Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Michigan to the extent not superseded by applicable federal statutes or regulations.

         12.10. Affiliated Employees. An affiliate of the Company may adopt the Plan, with the consent of the Company, in order to become a participating employer under the Plan. A participating employer may withdraw from the Plan by filing a notice with the Committee. Transfers of employment between participating employers and the Company or other participating employers will be treated as continuous and uninterrupted service under the Plan.


                                   SECTION 13

                          CHANGE IN CONTROL PROVISIONS

         13.01 General. In the event of a Change in Control, as defined in
Section 13.06, then, notwithstanding any other provision of the Plan, the provisions of this Section 13 shall be applicable and shall supersede any conflicting provisions of the Plan. For purposes of Section 13.06 only, the term "Company" shall mean MCN Corporation, its successors and assigns.

         13.02 Transfer to Rabbi Trust. The Company has established a trust pursuant to a Trust Agreement dated January 3, 1991 (the "Rabbi Trust"). The terms of the Rabbi Trust provide that, in the event of a Change in Control and thereafter, assets are to be transferred to such Trust to provide benefits under the Plan. The Company shall make all transfers of funds required by the Rabbi Trust in a timely manner and shall otherwise abide by the terms of the Rabbi Trust.

         13.03 Lump Sum Payments. In a Change in Control situation, the Chairman of MCN shall have the absolute discretion to direct that a lump sum payment be made to a Participant up to the total value of such Participant's Account in the year of the Change in Control if such payment will reduce the amount of any potential excise tax imposed by Code Section 4999.

         13.04 Joint and Several Liability. Upon and at all times after a Change in Control, the liability under the Plan of the Company and each Affiliated Employer that has adopted the Plan shall be joint and several so that the Company and each such Affiliated Employer shall each be liable for all obligations under the Plan to each employee covered by the Plan, regardless of the corporation by which such employee is employed.

         13.05 Dispute Procedures. In the event that, upon or at any time subsequent to a Change in Control, a claim for benefits under the Plan of a Participant or Beneficiary who has exhausted the claims and appeals procedures set forth in Section 4.01 and 4.02 is denied in whole or in part, the following additional procedures shall be applicable:

                  (a) Any amount that is not in dispute shall be paid to the Participant or Beneficiary at the time or times provided herein.

                  (b) The Company shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a judicial resolution of his or her claim, including reasonable fees, costs and expenses relating to appeals; provided, however, that the Company shall not be obligated to advance to the claimant any amounts under this Section 13.04(b) unless and until the claimant agrees in writing to repay to the Company, immediately upon the occurrence of a final judicial determination with respect to such dispute, any amount of such fees, costs and expenses that is not awarded to such claimant in a final order of a court of competent jurisdiction.

         13.06 Definition of Change in Control. A "Change of Control" means:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisition shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 13.06 are satisfied; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding

Company Voting Securities, as the case may be beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         IN WITNESS WHEREOF, MCN Corporation has caused this Plan to be executed as of this 28th day of February 2001.

                                MCN Energy Group Inc.


                                 By:
                                     --------------------------------
                                     Daniel L. Schiffer, Senior Vice President,
                                     General Counsel and Secretary

                                MCN ENERGY GROUP

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             DEFERRAL ELECTION FORM

================================================================================================================================
Employee Name                                        | Social Security No.                                | I.D. Number

--------------------------------------------------------------------------------------------------------------------------------
Address (Number/Street)                     | City                     | State          | Zip Code

================================================================================================================================

In accordance with the terms of the MCN Energy Group Executive Deferred
     Compensation Plan ("Plan") which is hereby incorporated by reference, I hereby accept and agree to all the provisions of the Plan and irrevocably elect pursuant to Section 2 of the Plan to defer a portion of my compensation as indicated below.


     Amount to be Deferred

     I designate the following amounts to be deferred under the terms of the
     Plan:

     $       .00  Annual Incentive Compensation (up to a maximum of 100% of the
      ----------  current year's target Annual Incentive Compensation less the applicable FICA tax)

     $       .00  Annual Base Salary (a minimum required deferral of $3,000
      ----------  up to a maximum of 30% of Annual Base Salary in $1,000 increments, but in no event may Annual Base Salary be reduced below the Social Security Wage Base)

     Payment Election

          That the amount deferred shall be paid to me after termination of my employment with the Company and its subsidiaries by reason of retirement, disability, or death, in the manner specified below:

                  Lump-sum payment
          ----
                  Payment in monthly installments over       years (in one
          ----    year increments, not to exceed 15 years)

     I understand that, in addition to the above payment, I may be eligible for a hardship withdrawal pursuant to Section 5 of the Plan.

     Termination Election

          That the amount deferred shall be paid to me after termination of my employment with the Company and its subsidiaries for any reason, other than retirement, disability or death, or after my designation as an Executive is revoked, in the manner specified below:

                  Lump-sum payment
          ----

                  Payment in monthly installments over 3 years.
          ----

================================================================================================================================
Employee Signature                                                                               | Date

--------------------------------------------------------------------------------------------------------------------------------
Receipt Acknowledged By                              | Title                    | Date

================================================================================================================================

      Revised July 28, 1998

                                MCN ENERGY GROUP

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                          BENEFICIARY DESIGNATION FORM

================================================================================================================================
Employee Name                       | Social Security No.                               | I.D. Number

--------------------------------------------------------------------------------------------------------------------------------
Address (Number/Street)                     | City                     | State          | Zip Code

================================================================================================================================
         I HEREBY DESIGNATE, PURSUANT TO SUBSECTION 1.06 OF THE ABOVE-REFERENCED
         PLAN, THE BELOW DESIGNATED PERSON(S) AS MY BENEFICIARY IN THE EVENT OF
         MY DEATH:

--------------------------------------------------------------------------------------------------------------------------------
 BENEFICIARY'S NAME        | ADDRESS

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

         IN THE EVENT ANY OF THE ABOVE-NAMED BENEFICIARIES SHOULD PREDECEASE ME,
         OR SHALL SURVIVE ME BUT DIE BEFORE RECEIVING ALL AMOUNTS TO BE PAID, I
         HEREBY NAME THE FOLLOWING AS A CONTINGENT BENEFICIARY TO RECEIVE ANY
         SUCH UNPAID AMOUNTS:

--------------------------------------------------------------------------------------------------------------------------------
 BENEFICIARY'S NAME        | ADDRESS

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
         IN THE EVENT NONE OF THE ABOVE-NAMED BENEFICIARIES SURVIVE ME, ANY
         UNPAID AMOUNTS SHALL BE PAID TO MY LAWFUL SUCCESSOR IN INTEREST. I
         RESERVE THE RIGHT TO CHANGE THIS BENEFICIARY DESIGNATION AT ANY TIME BY
         FILING WITH THE COMMITTEE OR ITS DESIGNEE A NEW BENEFICIARY DESIGNATION
         FORM.

         I UNDERSTAND THAT MY MOST RECENT ELECTION AS TO THE BENEFICIARY
         DESIGNATION WILL APPLY TO ALL AWARD AMOUNTS DEFERRED BY ME AT ANY TIME.

--------------------------------------------------------------------------------------------------------------------------------


Employee Signature                                                                               | Date
--------------------------------------------------------------------------------------------------------------------------------
Receipt Acknowledged By                              | Title                    | Date

================================================================================================================================

                                       MCN

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                              HISTORICAL BACKGROUND



01/01/90      MCN Corporation adopts Plan effective 01/01/90.


02/28/90 MCN Corporation Minutes of Regular Meeting of Board of Directors approved an amendment that provides for new definitions of "Cause" and "Change in Control" (Section 13).

05/06/92 MCN Corporation Minutes of Regular Meeting of Board of Directors approved new Section 1.29, "Social Security Wage Base", effective 01/01/91; new Section 2.03, "Election of Deferral", effective 01/01/92; and amended Section 2.09, "Interaction With Other Plans", effective 08/01/91; new sentence at the end of Section
              10.01 Administration of the Plan "Duties and Power" effective 06/01/92.

08/15/92      Plan restated.

07/27/95 MCN Corporation Minutes of Regular Meeting of Board of Directors approved the Plan restatement to reflect the fact that not all participants [those employed by Genix] are participants in MichCon's Pension Plan. The Plan was amended to continue to cover employees of MCN who are not part of the Pension Plan.

02/22/96 MCN Corporation Minutes of Regular Meeting of Board of Directors approved the Plan restatement effective 1/1/96 to reflect the fact an election to defer a bonus amount must be stated in a flat dollar amount not to exceed the current year's target bonus. This change will enable the Plan Administrator to project the amount of the deferral with more certainty for purposes of purchasing insurance to fund the benefit that will ultimately be paid. The Plan was amended to permit a participant to elect out of the Plan after the first year of participation. Certain consequences were attached to such election to encourage continued participation. The Plan was amended to clarify that if a participant elects to increase the amount of an annual deferral, that subsequent deferrals may be reduced. However, such reduction may not reduce subsequent deferrals to an amount less than the amount of the original deferral. The Plan was amended to provide that the additional pension benefit and additional savings plan benefit will be credited to the participant's account balance. This will eliminate confusion as to when those benefits must be paid. The Plan was amended to provide participants with the option to elect to have termination benefits paid out over a three-year period or as a lump sum. If no election is made, termination benefits will be paid in monthly installments over three years beginning no later than

              120 days after termination of employment. The Plan was amended to clarify the computation of the pre-retirement survivor benefit. The Plan was amended to add a provision requiring proof of insurability. The Plan was amended to clarify that the change of control provisions relate to the change of control of MCN Corporation.

              These amendments are reflected in Section 1.01, "Account"; the addition of Sections 1.02, "Additional Pension Plan Benefit" , 1.03, "Additional Savings Plan Benefit", and 1.04, (Affiliated Employer"; the amendments to Sections 2.01, "Commencement of Participation" and 2.03, "Election of Deferral"; the deletion of
              Section 2.04, "Acceleration of Deferral"; the amendment of Section 2.05, "Forgo Deferral for a Plan Year" and redesignation as
              Section 2.04; the deletion of Section 2.06, "Revocation of Deferral"; the amendment and redesignation of Section 2.07 to 2.05, "Increased Deferral"; the amendment and redesignation of
              Section 2.08 to 2.06, "Establishment of Account"; the amendment and redesignation of Section 2.09 to 2.07, "Interaction with Other Plans"; amendments to Sections 5.02 "Termination Benefit", 5.04, "Hardship Withdrawal Benefits" and 6.01, "Pre-Retirement Survivor Benefit"; the addition of new Section 6.02, Proof of Insurability"; the redesignation of prior 6.02 to Section 6.03; and the amendment to Section 13.01, "General".


08/27/98 MCN Energy Group Inc. Minutes of Regular Meeting of Board of Directors approved the Plan amendment and restatement effective January 1, 1998, to reflect the change of the Company's name to MCN Energy Group Inc and the name of the plan to the MCN Energy Group Executive Deferred Compensation Plan.

              Section 1.12 was amended to change the name of the Committee from "the Savings Plan Committee under the MichCon Savings and Stock Ownership Plan" to the " MCN Energy Group Inc. Master Trust, Retirement and Savings Plan Committee."

              Section 2.01 is amended to add that an Executive may become a Participant no later than 30 days after he is designated an Executive.

              Section 2.06 is amended to revise the third sentence to read as shown. Prior to amendment, the sentence read as follows:

                  The Additional Pension Plan Benefit shall be credited to the Participant's Account as of the date of the Participant's retirement under the qualified plan or other termination of employment.

              Section 2.07 was amended to read as shown. Prior to amendment,
              Section 2.07 read as follows:

                  Interaction with Other Plans. The deferral of Annual Base Salary (but not Annual Incentive Compensation) may result in a reduction of a Participant's benefit under the Pension Plan and the Savings Plan due to restrictions imposed by the IRS on qualified plans. In order to minimize the effect of this reduction, a Participant's Account shall be credited with an Additional Pension Benefit and an Additional Savings Plan Benefit.

              This amendment was necessary due to the addition of bonuses to the definition of compensation for purposes of Retirement Plan and Savings Plan computations for Cash Balance Participants.

              Sections 5.01 and 6.01 were amended to eliminate the restriction on monthly payments of 5, 10, or 15 years and permit monthly payments over a period of any number of years from one to 15 and to permit a change in payment option if made at least 12 (as opposed to 36) months prior to the start of payments under the Plan.

              Section 6.02 was amended to reflect the availability of annual payments over a period of one to 15 years.

              Section 9.03 was amended to permit a change in payment option if made at least 12 (as opposed to 36) months prior to the start of payments under the Plan.

12/15/99 MCN Energy Group Inc. Minutes of Regular Meeting of Board of Directors approved the Plan amendment and restatement effective December 15, 1999, to reflect the following changes:

              Section 1.01 was amended to add "transfers from the MCN Energy Group Mandatory Deferred Compensation Plan and MCN Energy Group Long-Term Incentive Plan" after "Additional Savings Plan Benefit."

              Section 2.06 is amended to add "transfers from the MCN Energy Group Mandatory Deferred Compensation Plan and MCN Energy Group Long-Term Incentive Plan shall be credited" before "and distributions shall be debited" in the first sentence.

              Sections 13.03, 13.04 and 13.05 were redesignated as Sections 13.04, 13.05 and 13.06, respectively. A new Section 13.03, Lump Sum Payments, was added to read as shown.

2/28/01 The MCN Energy Group Board of Directors approved the Plan amendment and restatement effective February 28, 2001, to reflect the following changes:

              Section 5.01(a) was amended to read as shown. Prior to such amendment, Section 5.01(a) read as follows:

                      (a) Each Participant who retires under the Pension or
              Savings Plan on his Retirement Date after the completion of his Deferral Period shall be entitled to a Retirement Income Benefit commencing on the first of the month following the month in which his Retirement Date occurs. The Participant's Retirement Income Benefit shall be paid, in accordance with the Participant's selection in his Benefit Agreement, either in monthly payments over a period not less than one year and not more than 15 years, or as a lump sum distribution of the Participant's Account. The payment option selected by the Participant on his Benefit Agreement may be changed at any time by the Participant by submitting a new payment selection to the Committee, but a change shall be effective only if it is received by the Committee at least 12 months before payments under the Plan commence. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance.

              Section 5.01(b) was deleted in its entirety and replaced with a new Section 5.01(b). Prior to its deletion, the prior Section 5.01(b) read as follows:

                      (b) Each Participant who retires under the Pension Plan or
              Savings Plan on his Retirement Date prior to the completion of his Deferral Period shall receive a lump sum distribution in an amount equal to the Participant's Account balance on his

              Retirement Date. Such distribution shall be made no later than one hundred twenty (120) days after the Participant's Retirement Date.

              A new Section 5.01(c) was inserted to read as shown and the prior
              Section 5.01(c) was redesignated as Section 5.01(d). In addition, the phrase "Notwithstanding subparagraph (b) above" was deleted from the beginning of the first sentence of the new Section 5.01(d).

              Section 5.02 was amended to include Subsections 5.02(a), (b) and
              (c) as shown. Prior to amendment, Section 5.02 read as follows:

              5.02.   Termination Benefit.

                           (a) A Participant who terminates employment prior to
              retirement or whose designation as an Executive is revoked shall receive payment of the Participant's Account balance in accordance with the Participant's election on his Benefit Agreement, either in monthly payments over three (3) years or as a lump sum distribution. If no election is indicated on the Participant's Benefit Agreement for termination benefits, the Participant's termination benefit shall be paid to him in monthly payments over three (3) years beginning no later than one hundred twenty (120) days after termination of employment or revocation of designation as an Executive. The termination benefit selected by the Participant on his Benefit Agreement may be changed at any time by the Participant by submitting a new termination election to the Committee, but a change shall be effective only if it is received by the Committee at least 12 months before payments under the Plan commence. The amount of the monthly payments shall be calculated to pay out over the three-year period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance. After receiving a termination benefit, neither the Participant, nor the Participant's Beneficiary shall be entitled to any further benefit hereunder.

              A new Section 5.04 was added to read as shown.